Exhibit 10.3

DEALER MANAGER AGREEMENT

October 14, 2016

Oppenheimer & Co. Inc.

85 Broad Street

New York, NY 10004

Janney Montgomery Scott LLC

60 State Street

Boston, MA  02109

Ladies and Gentlemen:

1.      The Rights Offering.   Great Elm Capital Group, Inc., a Delaware corporation (the "Company"),  proposes to distribute non-transferable rights (the “Rights”) to subscribe for and purchase, at the election of the holders of the Rights (the “Rights Holders”), an aggregate of approximately 12,271,000 shares (the “Rights Shares”), of its common stock, par value $0.001 per share (the “Common Stock”), to the holders of record of its Common Stock at 5:00 p.m., Eastern Time, on October 13, 2016 at a subscription price of $3.6672 per whole share (the “Rights Offering”).  Each Right consists of a subscription privilege allowing the Rights Holders to purchase 1.2962 shares of Common Stock.    Each Rights Holder that fully exercises all of its Rights will have an over-subscription privilege that entitles such Rights Holder to subscribe for additional Rights Shares at the same subscription price per full Right Share if any Rights Shares are not subscribed as of the expiration date by other Rights Holders pursuant to their Rights.

It is anticipated that the Rights will be exercisable for a period of 19 days (starting on October 13, 2016 and ending on November 1, 2016), unless extended by the Company (the “Subscription Period”). The terms and the conditions of the Rights Offering are set forth in the Prospectus (as defined herein) to be used in connection with the Rights Offering. The Rights and the Rights Shares are collectively referred to herein as the “New Securities.” This Dealer Manager Agreement, as amended, supplemented or modified from time to time is referred to herein as this “Agreement.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 as amended on Form S-1 (File No. 333-213620) pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), which has been declared effective by the Commission. For purposes of this Agreement, the term “Registration Statement” at any particular time means the Company's Registration Statement on Form S-3 as amended on Form S-1 (File No. 333-213620), including any amendment thereto, the Prospectus, any documents incorporated by reference therein and all financial schedules and exhibits thereto. The terms “effective date” and “effective” refer to the date the Commission declares the Registration Statement effective pursuant to Section 8 of the Securities Act.

For purposes of this Agreement, the term “Prospectus” at any particular time means the prospectus relating to the New Securities that is included in the Registration Statement immediately prior to that time. For purposes of this Agreement, the term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act relating to the Rights Offering or the New Securities, in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) of the Securities Act.  The (i) execution and delivery of this Agreement by the Company, (ii) Rights Offering, (iii) performance by the Company of its obligations under this Agreement, and (iv) transactions contemplated hereby and thereby are referred to herein collectively as the “Transactions.”

2.      Appointment as Dealer Manager.  The Company hereby appoints you as the dealer-manager (the “Dealer Manager”) and authorizes you to act as such in connection with the Rights Offering.  On the basis of the representations, warranties and covenants of the Company contained herein, you agree to act as Dealer Manager in connection with the Rights Offering.  As Dealer Manager, you agree, in accordance with your customary practice, to perform those services in connection with the Rights Offering as are customarily performed by investment banking firms in connection with acting as dealer manager for a rights offering of like nature, including using reasonable efforts to solicit the exercise of the Rights and subscriptions for the Rights Shares pursuant to the Rights Offering and to communicate with brokers, dealers, commercial banks and trust companies with respect to the Rights Offering.

The Company further authorizes you to communicate with Computershare Trust Company, N.A., in its capacity as subscription agent (the "Subscription Agent"), with respect to matters relating to the Transactions.  The Company has instructed the Subscription Agent to advise you upon your request as to the number of Rights Shares to be issued pursuant to the exercise of Rights that Rights Holders have executed and delivered to the Subscription and Information Agent pursuant to the Rights Offering and as to such other matters in connection with the Rights Offering as you may reasonably request.  The Company further authorizes you to communicate with MacKenzie Partners, Inc., in its capacity as information agent (the "Information Agent"), with respect to matters relating to the Transactions.

3.      No Liability for Acts of Brokers, Dealers, Banks and Trust Companies.  Neither you nor any of your affiliates shall have any liability (whether direct or indirect, in tort, contract or otherwise) to the Company, any of their respective affiliates, security holders or creditors or any other person (a) for any (i) act or omission on the part of any broker or dealer, bank or trust company, or any other person, or (ii) losses, claims, damages, liabilities or expenses arising from or in any way connected with your own acts or omissions in performing your obligations hereunder, except (with respect to the foregoing clause (ii)) to the extent of any losses, claims, damages, liabilities or expenses that have been found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from your gross negligence or willful misconduct, or (b) otherwise in connection with the Company’s proposed Rights Offering.  In your capacity as Dealer Manager for the Rights Offering, you are acting as an independent contractor and any duties arising out of your activities in connection therewith shall be owed solely to the Company.  Accordingly, in soliciting the exercise of the Rights for Rights Shares, no broker, dealer, bank or trust company will be deemed to be acting as your agent or the agent of the Company or any of its affiliates, and you, as Dealer Manager, will not be deemed the agent of any broker, dealer, bank or trust company or the agent or fiduciary of Company or any of its affiliates, security holders, creditors or other persons.  In soliciting the exercise of the Rights, you shall not be and shall not be deemed for any purpose to be acting as a partner or joint venturer of or member of a syndicate or group with the Company or any of its affiliates in connection with the Rights Offering, any exercise of the Rights, or otherwise, and neither the Company nor any of its affiliates shall be deemed to be acting as your agent.

4.      Rights Offering Materials.  The Company will furnish you, at its expense, with as many copies as you may reasonably request of (i) each of the documents, including the Registration Statement and the Prospectus, that is filed with the Commission or with any other federal, state, local or foreign governmental or regulatory authorities, agency or instrumentality or any court ("Other Agency" and, collectively, "Other Agencies") and all documents incorporated therein by reference, (ii) each solicitation statement, disclosure document or other explanatory statement, or other report, filing, document, release or communication mailed, delivered, published, or filed by or on behalf of the Company in connection with the Rights Offering, including without limitation, a copy of the forms of the a  Subscription Certificate or Rights Certificates representing such Rights Holder's Rights, the Form of Notice and Guaranteed Delivery,  Notice to Stockholders who are Record Holders, Notice to Stockholders who are Acting as Nominees,  Notice to Clients of Stockholders who are Acting as Nominees, Nominee Holder Election Form and Beneficial Owner Election Form, and any Issuer Free Writing Prospectus, (iii) each document required to be filed with the Commission pursuant to the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pertaining to either the Rights Offering or the Company during the term of this Agreement and (iv) each appendix, attachment, modification, amendment or supplement to any of the foregoing and all related documents (each of (i), (ii), (iii) and (iv), together with each document incorporated by reference into any of the foregoing, the “Rights Offering Materials”).    You are authorized to use the Rights Offering Materials in connection with the Rights Offering and any such other offering materials and information as the Company may prepare or approve (the “Other Materials”). The Rights Offering Materials and Other Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company.  You may rely on the accuracy and completeness of all information delivered to you by or on behalf of the Company without assuming any responsibility for independent investigation or verification of such information.  Any such investigation or verification by you, at your sole discretion, shall not relieve the Company of any responsibility for the Rights Offering Materials, the Other Materials or for its representations, warranties or indemnities contained herein. You shall, however, have no obligation to cause copies of the Rights Offering Materials or any Other Materials to be transmitted generally to the Rights Holders.

The Company will give you notice of its intention to use any Rights Offering Materials and Other Materials in connection with the Rights Offering or file with the Commission or any Other Agency with respect to the Rights Offering and will give due consideration to not using or filing or revising any Rights Offering Materials or Other Materials to which you reasonably and timely object.    In the event that (i) the Company uses or permits the use of any Rights Offering Materials or Other Materials in connection with the Transactions or files any such Rights Offering Materials or Other Materials with the Commission or any Other Agency to which you reasonably and timely object, (ii) any stop order or restraining order has been issued and not thereafter stayed or vacated with respect to, or any proceeding, litigation or investigation has been initiated by or before the Commission or any Other Agency which is reasonably likely to have a material adverse effect on the Company’s ability to consummate the Transactions, or (iii) the Company shall have breached, in any material respect, any of the representations, warranties, agreements or covenants or fail to perform in any material respect its obligations hereunder, then you shall be entitled to withdraw as Dealer Manager in connection with the Rights Offering without any liability or penalty to you or any other Indemnified Person (as defined in Section 11 hereof), including, without limitation, any loss of any right to indemnification or contribution as provided in Section 11 hereof and to the payment of all fees and expenses payable hereunder.  If you withdraw as Dealer Manager, the fees accrued and reimbursement of your expenses through the date of such withdrawal shall be paid to you promptly after such date.  Any withdrawal by you pursuant to this Section shall not affect your right to indemnification provided in Section 11 hereof.

5.      Compensation.  In addition to reimbursement for expenses pursuant to Section 6 hereof, the Company agrees to pay you for your services as Dealer Manager a fee of 4.0% of the aggregate gross proceeds of the Rights Offering.

6.      Expenses.  Whether or not the Transactions are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following:  half of the reasonably incurred fees, costs and out-of-pocket expense incurred by you relating to or arising out of the Rights Offering, including the reasonable fees, costs and expenses of your counsel (not to exceed $75,000), and the reasonable fees, costs and expenses of any other independent experts retained by you with the Company’s prior written consent in connection with their representation of you in connection herewith and with the Rights Offering.  The Company agrees to pay all of its fees, costs and expenses incurred relating to or arising out of the Transactions, the performance of its obligations under this Agreement and the Transactions including, without limiting the generality of the foregoing, (i) all fees and expenses relating to the preparation and printing (including word processing and duplication costs) and filing, mailing and publishing of the Rights Offering Materials (including all exhibits, amendments and supplements thereto), (ii) all fees and expenses of other persons rendering services on the Company's behalf in connection with the Rights Offering, including the Subscription and Information Agent, counsel and accountants, and all fees and expenses relating to the appointment of such persons, (iii) all advertising charges incurred by the Company in connection with the Rights Offering, including those of any public relations firm or other person or entity rendering services in connection therewith, (iv) all fees, if any, payable to brokers or dealers in securities (including you), banks, trust companies and other financial intermediaries as reimbursement for their customary mailing and handling expenses incurred in forwarding the Rights Offering Materials and Other Materials to their customers, (v) all fees and expenses payable in connection with the registration or qualification of the New Securities under state securities or blue sky laws, (vi) all listing fees and any other fees and expenses incurred in connection with the listing on the NASDAQ Global Select Market of the Rights Shares, (vii) the filing fees incident to securing any review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) relating to the Rights Offering and the reasonable fees and disbursements of your counsel relating thereto, (viii) the costs and charges of any transfer agent, subscription agent and information agent, (ix) all other fees, costs and expenses referred to in Item 13 of the Registration Statement, and (x) the transportation, lodging, graphics and other expenses incidental to the Company's preparation for and participation in any “road show”, if applicable, for the Rights Offering contemplated hereby.

7.      Stockholder Lists.  The Company agrees to obtain or cause to be provided to you for your use in connection with the Rights Offering an electronic record and/or cards or lists or other records in such form as you may reasonably request showing the names and addresses of, and the number of Rights held by, the Rights Holders, as of the record date and the first date of the Subscription Period and will update or provide such other information from time to time as reasonably requested by you during the term of this Agreement.

8.      Covenants of the Company.  The Company covenants and agrees with you that:

(a)   Information for Rights Holders. At or before the commencement of the Rights Offering, the Company shall cause to be issued a press release setting forth the material terms of the Rights Offering, and the Company shall cause to be delivered in a timely manner to each Rights Holder the Prospectus, a Subscription Certificate or Rights Certificates representing such Rights Holder's Rights, the Form of Notice and Guaranteed Delivery,  Notice to Stockholders who are Record Holders, Notice to Stockholders who are Acting as Nominees,  Notice to Clients of Stockholders who are Acting as Nominees, Nominee Holder Election Form and Beneficial Owner Election Form, as applicable, and any other appropriate Rights Offering Materials or Other Materials prepared or approved by the Company expressly for use by Rights Holders in connection with the Rights Offering (in each case, to the extent described in the Prospectus). Thereafter, to the extent practicable, the Company shall cause copies of such materials to be mailed to each person who makes a reasonable request therefor.

(b)   Preparation and Filing of Amendments and Supplements. If prior to the consummation or termination of the Rights Offering, any event shall occur or condition shall exist as a result of which the Registration Statement and Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or would make it necessary to correct any material misstatement in any earlier communication with respect to the Rights Offering, or, if for any other reason it will be necessary during such period to amend or supplement the Registration Statement or Prospectus or to file under the Exchange Act any document incorporated by reference in the Registration Statement and Prospectus in order to comply with the Exchange Act, the Company will notify you promptly of such event or reason and will prepare and file with the Commission an appropriate amendment or supplement to the Registration Statement and Prospectus so that the statements in the Registration Statement and Prospectus, as so amended or supplemented, will not, in light of the circumstances when such event occurs or such condition exists, be misleading, or so that the Registration Statement and Prospectus will correct such statement or omission or effect such compliance in all material respects. The Company will advise you promptly if any information previously disclosed or provided becomes inaccurate in any material respect.

(c)   Disclosure of Events Relating to the Rights Offering. The Company shall advise you promptly of (i) the time when any post-effective amendment to the Registration Statement becomes effective, (ii) the occurrence of any event of which the Company is aware and which would reasonably be expected to cause the Company to withdraw, rescind, terminate or materially modify the Rights Offering, (iii) any proposal or requirement to make, amend or supplement any filing required by the Securities Act in connection with the Rights Offering or to make any filing in connection with the Rights Offering pursuant to any other applicable law, rule or regulation, (iv) the issuance by the Commission or any Other Agency of any comment or order or the taking of any other action concerning the Rights Offering (and, if in writing, the Company will furnish you with a copy thereof), (v) the suspension of qualification of the Rights or the Common Stock in any jurisdiction, (vi) any material developments in connection with the Rights Offering which are known by the Company, including, without limitation, the commencement of any lawsuit concerning the Rights Offering and (vii) any other information relating to the Rights

Offering, the Rights Offering Materials or this Agreement that you may from time to time reasonably request.

(d)   Use of Dealer Manager's Name or Likeness in Connection with the Rights Offering. The Company agrees that, except as required by law, any reference to you in your capacity as Dealer Manager hereunder in the Rights Offering Materials or any Other Materials, or in any newspaper announcement or press release or other document or communication, is subject to your prior approval, which you may give or withhold in your reasonable discretion. If you resign prior to the dissemination of any such Rights Offering Materials or any Other Materials, or any such newspaper announcement or press release or other document or communication, no reference shall be made therein to you, unless you have given specific prior written approval therefor.

(e)   Registration of Securities. The Company shall cooperate with you and your counsel in connection with the registration or qualification of the New Securities for offer and sale under the state securities or blue sky laws of such jurisdictions as you may reasonably request, to continue such registration or qualification in effect so long as reasonably required for distribution of the New Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided,  however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Registration Statement, the Prospectus or the offering or sale of the New Securities, in any jurisdiction in which it is not now so subject.

(f)   Provision of Financial Statements. Prior to the consummation or termination of the Rights Offering, the Company shall furnish to you, a reasonable time prior to their filing with the Commission, a copy of any financial statements, if any, of the Company and its consolidated Subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Prospectus.

(g)   Compliance with Securities Laws. The Company will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act, the state securities or blue sky laws of each of the states in which offers of the New Securities will be conducted, and all other applicable securities laws.

(h)   Daily Updates. The Company will instruct the Subscription Agent and Information Agent to advise you each business day if reasonably practicable during the Subscription Period as to the number of Rights Shares that have been subscribed pursuant to the Rights Offering, and, if available, the names and addresses of Rights Holders that have exercised any or all of their Rights and subscribed for Rights Shares, and as to such other matters in connection with the Rights Offering as you may reasonably request.

(i)   Use of Proceeds. The Company will use the net proceeds received by it in connection with the Rights Offering in the manner specified in the Registration Statement and Prospectus under the caption “Use of Proceeds.”

(j)   Approval for Listing and Trading. The Company will cause the Rights Shares to be approved for trading and listing on the NASDAQ Global Select Market.

(n)   Other Obligations. The Company shall use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the consummation of the Rights Offering and to satisfy all conditions precedent to your obligation to render services pursuant to this Agreement.

9.      Representations, Warranties and Covenants of the Company.  The Company represents and warrants to you, and agrees with you, that as of the date hereof and the first date of the Subscription Period, during the period of the Subscription Period and as of the date when the Rights Shares are issued to the Rights Holders who exercise the Rights (the “Settlement Date”): :

(a)   Incorporation and Good Standing of the Company. The Company is a Delaware corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, individually or in the aggregate, would not have, or reasonably be expected to have, a material adverse effect on the business, assets, prospects, properties, financial condition or results of operation of the Company and its affiliates, taken as a whole (a “Material Adverse Effect”).

(b)   Incorporation and Good Standing of Subsidiaries. Each significant subsidiary of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and collectively, the “Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of such Subsidiary's business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(c)   Agreements. The Company has the corporate power and authority to take and has duly taken all action necessary under its governing instruments to commence and consummate the Rights Offering, to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered on behalf of the Company and, assuming due authorization, execution and delivery of this Agreement by you, this Agreement is a legal, valid and binding obligation of the Company and will be enforceable against the Company in accordance with its terms, except in all cases to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general principles of equity.

(d)   Compliance with Registration Requirements. The issuance of the New Securities to the Rights Holders has been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company has paid the required Commission filing fees relating to the New Securities.

(e)   No Material Omissions. Each of the Rights Offering Materials and Other Materials, including any amendments or supplements thereto and including documents incorporated by reference therein, as from the first day of the Subscription Period until and including the Settlement Date, (i) conform and (if amended or supplemented, as amended or supplemented) will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and the Exchange Act, as applicable, and (ii) do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which they are made.

(f)   Documents Incorporated by Reference. The documents incorporated by reference or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied in all material respects with the requirements of the Exchange Act.

(g)   Fair and Accurate Summaries. The information in the Registration Statement and Prospectus under the captions “Description of Our Capital Stock”, “The Rights Offering”, “Plan of Distribution” and “Material U.S. Federal Income Tax Consequences,” to the extent that it constitutes summaries of legal matters or documents referred to therein, fairly and accurately summarizes the matters referred to therein in all material respects.

(h)   Capital Stock. The Company has the authorized equity capitalization set forth in the Registration Statement and Prospectus. All of the outstanding capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement and Prospectus, has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights.

(i)   No Rights to Acquire Stock. Except as disclosed in the Prospectus, other than the Rights, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, or (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(j)   No Violation of Existing Laws or Instruments. None of the Company or its Subsidiaries is in violation or default of (i) any of the provisions of the organizational or governing documents of the Company or the applicable Subsidiary, (ii) any U.S. and non-U.S. law, rule or regulation applicable to the Company or the applicable Subsidiary, (iii) any order, judgment or decree applicable to the Company or the applicable Subsidiary, or by which any property or asset of the Company or the applicable Subsidiary may be bound or (iv) any of the terms and provisions of any loan or credit agreement, indenture, mortgage note or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets is or may be bound; except with respect to clauses (ii) and (iv) above, for such violation, or defaults that would not reasonably be expected to have a Material Adverse Effect.

(k)   Transaction Will Not Violate Existing Laws or Instruments. None of the Transactions will (i) conflict with or result in a violation of any of the provisions of the organizational or governing documents of the Company, (ii) conflict with or violate any U.S. and non-U.S. law, rule or regulation applicable to the Company, (iii) any order, judgment or decree applicable to the Company or by which any property or asset of the Company is or may be bound or (iv) result in a breach of any of the terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which the Company is a party or by the Company or any of its properties or assets is or may be bound; except with respect to clauses (ii) and (iv) above, for such violation, or defaults would not reasonably be expected to have a Material Adverse Effect.

(l)   Compliance with Securities Laws. The Transactions will comply in all material respects with the Securities Act, the Exchange Act and all other applicable requirements of applicable U.S. and non-U.S. federal, state and local law, including, without limitation, any applicable regulations of the Commission and any other U.S. and non-U.S. regulatory or governmental authority.

(m)   Rights. The Rights conform in all material respects to the description thereof contained in the Registration Statement and Prospectus, have been duly authorized for issuance, and, when issued in accordance with such authorization, will constitute legal, valid and binding obligations of the Company and will be enforceable against the Company in accordance with their terms, except that such enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, affecting creditors' rights and remedies generally.

(n)   Issuance of Rights Shares. The issuance of the Rights Shares has been duly and validly authorized and, such Rights Shares, when issued and delivered against payment therefor in accordance with the terms of the Rights Offering, will be duly and validly issued, fully paid and nonassessable, with no violation of any preemptive or similar rights, and will conform in all material respects to the description of the Common Stock in the Registration Statement and Prospectus. There are, or will be prior to the commencement of the Rights Offering, sufficient authorized shares of Common Stock of the Company to be issued in connection with the Rights Offering, assuming all Rights Shares are fully subscribed for by the Rights Holders in connection with the Rights Offering.

(o)   Form of Certificate. The form of certificates evidencing the Rights Shares (to the extent such Rights Shares are certificated) complies with all applicable legal requirements and, in all material respects, with all applicable requirements of the charter and bylaws of the Company and the requirements of the NASDAQ Global Select Market (if any).

(p)   No Further Authorizations or Approvals Required. No applicable judgments, decrees, consents, authorizations, approvals, orders, exemptions, registrations, qualifications or other actions of, or filing with or notice to, any governmental authority, the Commission or any other U.S. or non-U.S. regulatory or governmental authority (collectively “Approvals”) are required in connection with the execution and consummation of the Transactions, except for (i) such Approvals which, considering all such Approvals in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (ii) those that have been made or obtained and (iii) filings as may be required under the Securities Act, the Exchange Act and state securities and blue sky laws or as may be required by FINRA.

(q)   No Material Adverse Effect. Since the date of the latest audited financial statements included in, or incorporated by reference into, the Registration Statement and Prospectus there has not been a Material Adverse Effect.

(r)   No Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change in the business, prospects, properties or assets described or referred to in the Registration Statement or the Prospectus, or in the results of operations, condition (financial or otherwise), business or operations of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (ii) except as otherwise expressly disclosed in the Registration Statement and the Prospectus (including in any documents incorporated by reference therein), (A) any transaction that is material to the Company or its Subsidiaries, taken as a whole, planned or entered into by the Company or any of its Subsidiaries, (B) any obligation, direct or contingent, that is material to the Company and its Subsidiaries, incurred by the Company or its Subsidiaries, taken as a whole, except obligations incurred in the ordinary course of business, (C) any material change in the capital stock or outstanding indebtedness of the Company or its Subsidiaries (other than shares of Common Stock issued upon the exercise of employee and director stock-based compensation plans), (D) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or (E) any other material information required to be publicly disclosed prior to the issuance of any New Securities in accordance with the Securities Act.

(s)   No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation pending or, to the knowledge of the Company, threatened in writing against the Company before or brought by any court or other governmental authority or arbitration board or tribunal that seeks to restrain, enjoin, prevent the consummation of or otherwise questions the validity or legality of the Transactions other than any action, suit, proceeding, inquiry or investigation that would not have a Material Adverse Effect or a material adverse effect on the power or ability of the Company to consummate the Rights Offering or perform its obligations under this Agreement. No order preventing or suspending the use of any Rights Offering Materials or Other Materials has been issued by the Commission or any other U.S. or non-U.S. regulatory or governmental authority.

(t)   Descriptions of Proceedings. All legal or governmental proceedings, agreements, instruments or other documents or arrangements of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement as required (including in any documents incorporated by reference therein).

(u)   Material Agreements. There are no contracts, agreements, plans or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act which have not been described in the Prospectus or filed as exhibits to the Registration Statement or referred to in, or incorporated by reference into, the exhibit table of the Registration Statement as permitted by the Securities Act.

(v)   Conformity with EDGAR. The format of the Prospectus and any Issuer Free Writing Prospectus filed in connection with this Agreement that is delivered to you for use in connection with any transactions occurring hereunder will be identical to the respective versions of the Prospectus and any such Issuer Free Writing Prospectus filed with the Commission via its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(w)   Independent Accountants.  Grant Thornton LLP, who has certified certain financial statements of the Company and its Subsidiaries, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(x)   Preparation of Financial Statements. The financial statements (including the related notes) of the Company contained or incorporated by reference in the Rights Offering Materials comply as to form in all material respects with the applicable requirements under the Securities Act and the Exchange Act; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present in all material respects the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained or incorporated by reference in the Rights Offering Materials is derived from the accounting records of the Company and its Subsidiaries and fairly presents in all material respects the information purported to be shown thereby. No other financial statements or supporting schedules are required to be included in the Rights Offering Materials.

(y)   Disclosure Controls and Procedures. Except as described in the Prospectus, the Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act and that such information is communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(z)   Internal Control Over Financial Reporting. Except as described in the Prospectus, the Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, there are no material weaknesses in the Company's internal controls. The Company's auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that have adversely affected or are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.

(aa)  Intellectual Property Rights. The Company and each of its Subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, or if such Intellectual Property Rights are not possessed such absence would not reasonably be expected to result in a Material Adverse Effect. The expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice of infringement or conflict with asserted Intellectual Property Rights of others, which (if subject to any unfavorable decision, ruling or finding or invalidity or unenforceability), singly or in the aggregate, would result in a Material Adverse Effect.

(bb)  All Necessary Permits, etc. The Company and each of its Subsidiaries possess such valid and current licenses, certificates, authorizations, consents, approvals or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any Subsidiary is in violation of, in default under, or has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such licenses, certificates, authorizations, consents, approvals or permits which, if the subject of an unfavorable decision, ruling or finding, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(cc)  Title to Properties; Validity of Leases. The Company and each of its Subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section (x) above (or elsewhere in the Rights Offering Materials), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.

(dd)  Tax Law Compliance. The Company and its consolidated Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section (x) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined.

(ee)  Insurance. Each of the Company and its Subsidiaries are insured with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(ff)  Listing Compliance; Listing and Trading. The Company is in compliance with the requirements of the NASDAQ Global Select Market for continued quotation of the Common Stock thereon; and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the NASDAQ Global Select Market, nor has the Company received any notification that the Commission or the NASDAQ Global Select Market is contemplating terminating such registration or quotation; the transactions contemplated by this Agreement will not contravene the rules and regulations of the NASDAQ Global Select Market. The Rights Shares will have been, prior to the Settlement Date, approved for listing and trading on the NASDAQ Global Select Market.

(gg)  Company Not an “Investment Company”. The Company is not and, after giving effect to the Rights Offering, as described in the Rights Offering Materials or Other Materials, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(hh)  ERISA Compliance. The Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414 (b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such Subsidiary is a member. To the knowledge of the Company, no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates for which the Company would have any material liability. No “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified in all material respects under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ii)  Employees. No labor disturbance by or dispute with employees of the Company or its Subsidiaries exists or, to the Company's knowledge, is contemplated or threatened.

(jj)  Statistical and Market Related Data. The statistical and market related data (if any) included in the Registration Statement or Prospectus and the documents incorporated by reference therein are based on or derived from sources that the Company believes to be reliable and accurate.

(kk)  No Stabilization. None of the Company, its Subsidiaries, or to the Company's

knowledge any of their respective officers, directors and controlling persons has taken, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Rights Shares.

(ll)  No Reliance on Dealer Manager. The Company has not relied upon the Dealer Manager or legal counsel for the Dealer Manager for any legal, tax or accounting advice in connection with the Rights Offering.

(mm)  Affiliation with FINRA Member Firm. Except as disclosed to you in writing, no officer or director of the Company, nor, to the knowledge of the Company, any record or beneficial owner of 5% or more of the Company's securities, is associated or affiliated (directly or indirectly) with any firm that is a member of the Financial Industry Regulatory Authority (“FINRA”).

(nn)  Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its Subsidiaries and, to the knowledge of the Company, the Company's affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(oo)  Money Laundering Laws. The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending.

(pp)  Office of Foreign Assets Control. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(qq)  Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the New Securities as described in the Registration Statement, and the Prospectus, will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr)  Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ss)  Securities Offerings.  All offers and sales of the Company's securities have been made in compliance in all material respects with the registration requirements of the Securities Act and other applicable state securities laws or regulations or applicable exemptions therefrom.

10.     Notification of Certain Events.  The Company will advise you promptly of (a) the occurrence of any event that could cause the Company to withdraw, rescind, modify or terminate the Rights Offering or the transactions contemplated thereby, (b) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which would require the making of any change in any of the Rights Offering Materials then being used or would cause any representation, warranty or covenant contained in this Agreement to be untrue, incomplete or inaccurate in any material respect (to the extent not otherwise so qualified), (c) any intention, proposal or requirement to make, amend or supplement any filing required by the Securities Act, the Exchange Act or any other applicable law, rule or regulation in connection with the Rights Offering or the transactions contemplated thereby, (d) the issuance by the Commission or any Other Agency of any formal or informal comment or order or the taking of any other action concerning the Rights Offering or the transactions contemplated thereby (and, if in writing, will furnish you with a copy thereof), (e) any material developments in connection with the Rights Offering or the transactions contemplated thereby, including, without limitation, the commencement of any lawsuit concerning the Rights Offering or the transactions contemplated thereby and (f) any other information relating to the Rights Offering, the Rights Offering Materials, this Agreement or the Transactions which you may from time to time reasonably request.

11.     Indemnification.  The Company agrees (i)  to indemnify and hold you and any officer, director, partner, stockholder, employee or agent (including, for the purposes of this Section 11, any broker-dealer acting on your behalf and at your request in connection with the Rights Offering) of you or any of such affiliated companies and any entity or person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) you, including any affiliated companies (collectively, including you, the “Indemnified Persons”) harmless against any losses, damages, liabilities or claims (or actions in respect thereof) to which you may become subject, under the Securities Act, Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities to which you may become subject (A) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Rights Offering Materials or any Other Materials, including the Registration Statement and the Prospectus, or any of the documents incorporated by reference therein, or in any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, (B) arise out of or are based upon any breach by the Company of any representations or warranties or failure by the Company to comply with any of its obligations, covenants or agreements contained herein, (C) arise out of any actions taken or omitted to be taken by an Indemnified Person at the written request or with the written consent of the Company or in conformity with actions taken or omitted to be taken by the Company or (D) arise out of or are based upon a withdrawal, rescission, termination or modification of or a failure by the Company to make or consummate the Rights Offering except to the extent any such withdrawal, rescission, termination or modification has been determined in a final and non-appealable judgment by a court of competent jurisdiction to have resulted solely and exclusively and as a direct and proximate cause from your bad faith, willful misconduct or gross negligence; and (ii) to indemnify and hold the Indemnified Persons harmless against any and all other losses, damages, liabilities or claims (or actions in respect thereof) that otherwise arise out of or are based upon or asserted against such Indemnified Person by any person, including, but not limited to, stockholders of the Company, in connection with or as a result of your acting as Dealer Manager in connection with the Rights Offering or that arise in connection with any other matter referred to in this Agreement, except to the extent any such losses, damages, liabilities or claims referred to in this clause have been determined in a final and non-appealable judgment by a court of competent jurisdiction to have (i) resulted solely and exclusively and as a direct and proximate cause from your bad faith, willful misconduct or gross negligence or (ii) arisen out of an untrue statement or omission regarding you made in the Rights Offering Materials or any Other Materials in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein. In the event that any Indemnified Person becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of the Company, in connection with any matter referred to in this Agreement, the Company also agrees to reimburse such Indemnified Person on demand for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Company also agrees that neither you nor any other Indemnified Person, shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company for or in connection with any matter referred to in this Agreement except to the extent that any loss, damage, expense, liability or claim incurred by the Company has been determined in a final and non-appealable judgment by a court of competent jurisdiction to have resulted solely and exclusively and as a direct and proximate cause from your bad faith, willful misconduct or gross negligence in performing the services that are the subject of this Agreement or to the extent such liability arises out of an untrue statement or omission regarding you made in the Rights Offering Materials or any Other Materials in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein.

If the indemnity provided for in the foregoing paragraph of this Section 11 is for any reason unavailable to an Indemnified Person or insufficient to hold it harmless as and to the extent contemplated therein, then the Company agrees to contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits to the Company on the one hand and you on the other hand from the Rights Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i), but also the relative fault of the Company on one hand and you on the other hand in connection with the statements, actions or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits to the Company on the one hand and you on the other hand shall be deemed to be in the same proportion as ) (i) the total net proceeds (before deducting expenses) to the Company pursuant to the Rights Offering (whether or not the Rights Offering is consummated) bears to (ii) the fees actually received by you from the Company in connection with your engagement hereunder (excluding any amounts paid as reimbursement of expenses); provided that, in no event shall the Indemnified Persons be required to contribute or otherwise be liable in an aggregate amount in excess of the aggregate fees actually paid to you pursuant to Section 5 hereof (excluding any amounts paid as reimbursement of expenses).  The relative fault of the Company on the one hand and you on the other hand, (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or by you and the parties' relative intent, knowledge, access and information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or you and the parties' relative intent, knowledge, access to information and opportunity to prevent such action or omission.  The foregoing rights to indemnity and contribution shall be in addition to, and not in substitution for, any liability that Company might otherwise have to you and such other Indemnified Persons or any right which you and such other Indemnified Persons may have against the Company.

The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Person as a result of losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal and other expenses incurred by such Indemnified Person in connection with investigating and defending any such action or claim.  The Company also agrees to indemnify any Indemnified Person for the costs of providing evidence (including the appearance by employees and agents as witnesses) in any litigation or proceeding relating to the Rights Offering or enforcing this Agreement, whether or not you or any other Indemnified Person is a party to such litigation or proceeding.  The foregoing rights to indemnity and contribution shall apply whether or not the Indemnified Person is a formal party to such litigation or proceeding. The reimbursement, indemnity and contribution obligations of the Company under this Section 11 shall be in addition to any liability that the Company may otherwise have at common law or otherwise, shall extend upon the same terms and conditions to your affiliates and the partners, directors, officers, consultants, agents, employees and controlling persons (if any), as the case may be, of you and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, you, any such affiliate and any such other person referred to above.

The Company agrees that, without your prior written consent, it will not settle, compromise or consent to the entry of any judgment in or with respect to any pending or threatened claim, action, investigation or proceeding in respect of which indemnification or contribution could be sought under this Section 12 (whether or not you or any other Indemnified Person is an actual or potential party to such claim, action, investigation or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action, investigation or proceeding.

12.     Conditions to Obligations of the Dealer Manager.  Your obligation to act as Dealer Manager hereunder at all times is subject to the following conditions:

(a)   Bring-Down of Representations and Warranties. All representations and warranties of the Company contained in Section 5 of the Agreement are, as of the date of this Agreement, and shall be, during the Subscription Period and as of the Settlement Date, true and correct with the same force and effect as if made at such times.

(b)   Compliance with Covenants. The Company at all times during the Rights Offering will have performed, in all material respects, all of its covenants, agreements and other obligations required to be performed under this Agreement.

(c)   Effectiveness of Registration Statement. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and, no proceedings for such purposes shall be pending before or threatened by the Commission.

(d)   Services. It shall not have become unlawful under any law, rule or regulation, Federal, state, local or foreign, for you to render services pursuant to this Agreement, or to continue so to act, as the case may be.

(e)   Opinion. The Company shall have caused to be delivered to you a signed opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, (i) on the first day of the Subscription Period, dated the date of delivery thereof, which opinion shall be in form and substance satisfactory to you, and (ii) on the Settlement Date, dated the date of delivery thereof, which opinion shall confirm the opinions delivered pursuant to the preceding subparagraph (i).

(f)   Comfort Letter. On the (i) first day of the Subscription Period, dated the date of delivery thereof, and (ii) Settlement Date, dated the date of delivery thereof, you shall have received from Grant Thornton LLP, a letter, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants' “comfort letters” to dealer managers with respect to financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

(g)   Officers' Certificates. The Company will have furnished or caused to be furnished to you, on each of the first day of the Subscription Period and the Settlement Date, a certificate of the Chief Executive Officer or Chief Financial Officer of the Company as to the matters set forth in subsections (a) and (b) of this Section, including, in the case of subsection (a), at and as of such dates (as if made on such dates).

(h)   Listing of Rights Shares. The Company will have furnished evidence reasonably satisfactory to you and your counsel that the Rights Shares have been approved for listing on the NASDAQ Global Select Market, subject only to notice of issuance.

(i)   Secretary's Certificate. You shall have been furnished with a secretary's certificate containing customary certifications, including, but not limited to, with respect to resolutions duly adopted by the Company's board of directors authorizing the Transactions and such other matters as are customary for the transactions contemplated hereby.

(j)   Additional Documents and Certificates. The Company will have furnished to you such other documents as you may reasonably request.

13.     Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, APPLICABLE TO AGREEMENTS MADE AND TO BE FULLY PERFORMED THEREIN.

14.     Consent to Jurisdiction; Service of Process.  the Company irrevocably submits, for the benefit of you and the other Indemnified Persons, to the exclusive jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York for any actions or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, and irrevocably waives, to the fullest extent permitted by law, any objection that Company may have to the laying of venue of any such action or proceeding brought in such courts and any claim that any such action or proceeding brought in such courts has been brought in an inconvenient forum.  THE COMPANY ALSO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  the Company also hereby consents to service of process in the manner set forth in paragraph (b) of Section 18 below.

15.     Waiver of Jury Trial.  THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SECURITY HOLDERS AND CREDITORS) AND YOU WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THE RIGHTS OFFERING OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR YOUR PERFORMANCE OF THE SERVICES CONTEMPLATED BY THIS AGREEMENT.

16.     Tombstone.  The Company acknowledges that you may at your expense place an announcement in such newspapers and periodicals as you may choose, stating that you have acted or are acting as Dealer Manager to the Company in connection with the Transactions.

17.     Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if (a) delivered personally, (b) delivered by internationally recognized overnight courier service, to the parties hereto as follows:

(a)         If to you:

Oppenheimer & Co. Inc.

85 Broad Street

New York, NY 10004

Attention:  Robert Cramer

Managing Director

Janney Montgomery Scott LLC

60 State Street

Boston, MA  02109

Attention:  David Lau

Managing Director

With a copy to:

Foley & Lardner LLP

111 Huntington Avenue

Boston, MA 02199

Attention:  Paul Broude

(b)         If to the Company:

Great Elm Capital Group, Inc.

200 Clarendon Street, 51st Floor

Boston, MA 02116

Attention: General Counsel

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

Palo Alto, CA 94301

Attention:  Michael Mies

18.     Successors and Assigns.  This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company, you and the other Indemnified Persons (as defined in Section 11 hereof), and their respective heirs, successors and assigns.  Nothing in this Agreement is intended, or shall be construed, to confer upon any other person or entity any right, benefit or remedy of any nature whatsoever hereunder or by virtue hereof.

19.      Joint and Several Obligations, Etc.  In the event that the Company makes the Rights Offering through one or more of its affiliates, each reference in this Agreement to Company shall be deemed to be a reference to the Company and any such affiliates, and the representations, warranties, covenants and agreements of the Company and any such affiliates hereunder shall be joint and several.

20.     Termination.  This Agreement shall terminate upon the expiration, termination or withdrawal of the Rights Offering or upon withdrawal by you as Dealer Manager pursuant to Section 4 hereof.  In addition,  this Agreement may be terminated by you in your absolute discretion, without liability at any time upon notice to the Company if any of the conditions specified in Section 12 hereof shall not have been fulfilled at the time they are required to be fulfilled by such Section 12. Notwithstanding any such termination, the provisions of Sections 3, 5, 6, 8(d), 9, 11, 12, 13, 14, 15, 16, 17, 18,  19 and  20 and 22 shall remain in full force and effect.

21.     Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

22.     Miscellaneous.  This Agreement may not be amended except in writing signed by each party to be bound thereby.  If any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect.  This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement so signed whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

Great Elm Capital Group, Inc.

By:
Name: Richard S. Chernicoff
Title: Chief Executive Officer

Accepted as of the date first set forth above:

OPPENHEIMER & CO. INC.

By:

JANNEY MONTGOMERY SCOTT LLC

By: